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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Peak International Limited on Form F-1 of our report dated March 31, 1997, appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte Touche Tohmatsu
Hong Kong
April 6, 1998